Exhibit 5.1

[MAPLES and CALDER LETTERHEAD]

Pactera Technology International Ltd.

3/F, Building 8, Zhongguancun Software Park

Haidian District

Beijing 100193

People’s Republic of China

13 November 2012

Dear Sirs

Pactera Technology International Ltd. (formerly known as HiSoft Technology International Limited)

We have examined the Registration Statement on Form S-8 to be filed by Pactera Technology International Ltd. (formerly known as HiSoft Technology International Limited), a Cayman Islands exempted company incorporated with limited liability (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of an amount of 10,336,421 common shares, par value US$0.00139482 per share of the Company (the “Shares”) for issue pursuant to the following plans (the “Plans”):

1                 HiSoft Technology International Limited 2011 Equity Incentive Plan, as amended; and

2                 VanceInfo Technologies Inc. 2005 Stock Plan and the VanceInfo Technologies Inc. 2007 Share Incentive Plan.

As Cayman Islands counsel to the Company, we have examined the corporate authorisations of the Company in connection with the Plans and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plans and the resolutions authorising their issue.

It is our opinion that the issue of the Shares to be issued by the Company has been duly and validly authorised, and that when issued, sold and paid for in the manner described in the Plans and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plans) and when appropriate entries have been made in the Register of Members of the Company, the Shares will be legally issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares).

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully

/s/ Maples and Calder